SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                   Post-Effective Amendment No. 1 to

                                FORM S-8
          Registration Statement under the Securities Act of 1933

                          CALLOWAY'S NURSERY, INC.
             (Exact name of issuer as specified in its charter)

                                 Texas
     (State or other jurisdiction of incorporation or organization)

                               75-2092519
                 (I.R.S. Employer Identification Number)

                     4200 Airport Freeway, Suite 200
                      Fort Worth, Texas 76117-6200
     (Address of Principal Executive Offices, including ZIP Code)

                         CALLOWAY'S NURSERY, INC.
                          1998 STOCK OPTION PLAN
                          1999 STOCK OPTION PLAN
                          2000 STOCK OPTION PLAN
                          2001 STOCK OPTION PLAN
                         (Full title of the plan)

                              JAMES C. ESTILL
                             President and CEO
                         Calloway's Nursery, Inc.
                      4200 Airport Freeway, Suite 200
                       Fort Worth, Texas 76117-6200
                  (Name and address of agent for service)

                              (817) 222-1122
     (Telephone number, including area code, of agent for service)

                       Deregistration of Securities
                       ----------------------------

   Through the filing of this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8, filed on July 15, 2002, SEC File No. 333-92454, Calloway's Nursery, Inc. hereby deregisters any and all securities that were previously registered pursuant to the Registration Statement that have not been sold or otherwise issued as of the date hereof.

                               SIGNATURES

    Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on the 17th day of May, 2004.

                             CALLOWAY'S NURSERY, INC.


                             By: /s/ James C. Estill
                                 -------------------
                                 James C. Estill
                                 President and Chief Executive
                                 Officer

                             By:  /s/ Daniel G. Reynolds
                                  ----------------------
                                 Daniel G. Reynolds
                                 Vice President and
                                 Chief Financial Officer


    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT AS AMENDED, THIS POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT HAS
BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

 SIGNATURE              TITLE                           DATE

 /s/ James C. Estill     President, Chief Executive   May 17, 2004
--------------------      Officer and Director
James C. Estill

 /s/ John T. Cosby       Vice President and Director  May 17, 2004
------------------
John T. Cosby

                         Vice President and Director
-------------------
John S. Peters

 /s/ George J. Wechsler  Vice President and Director  May 17, 2004
-----------------------
George J. Wechsler

 /s/ Dr. Stanley Block   Director                     May 17, 2004
----------------------
Dr. Stanley Block

                         Director
---------------------
Daniel R. Feehan

 /s/ Timothy J. McKibben Director                     May 17, 2004
------------------------
Timothy J. McKibben